Exhibit 99.1

Hampshire Group Director Peter Woodward Resigns

New York, NY, December 30, 2013 -- Hampshire Group, Limited (OTC Markets: HAMP) today announced the resignation of Peter Woodward from the Company's Board of Directors effective January 1, 2014. As a result, the Hampshire Board will be reduced from 6 members to 5 members. “We wish Peter good luck in his future endeavors,” said Paul Buxbaum, Chairman and CEO.

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiaries, Hampshire Brands, Inc. and Rio Garment S.A. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers. The Company operates a Honduras-based apparel manufacturer, designing, sourcing and manufacturing knit tops for men, women and children.

CONTACTS

Investors:

Benjamin C. Yogel

Lead Director, Hampshire Group

byogel@mrccapital.com

(212) 561-1255